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Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
              FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995

                                                              Percentage of
                                                            Voting Securities
                                          Jurisdiction of       Owned by
               Subsidiaries                Incorporation     The Registrant

Alaskan Falls Bottling Company                 Ohio                 100%

Commander Systems, Inc.                        Ohio                 100%

Corporate Design, Inc.                         Ohio                 100%

LB Acquisition Corp.  (dba: B-Bar-B)           Ohio                 100%

LB Communications, Inc.                        Ohio                 100%

LB Development Corp.                           Ohio                 100%

LB Investments, Inc.                         Delaware               100%

LB Europe Limited                            England                100%

Inpaco Corporation                             Ohio                 100%

Liqui-Box International, Inc.                  Ohio                 100%

Liqui-Box of Canada, Ltd.                     Canada                100%